Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-22026) of Rent-Way, Inc. of our report dated June 25, 2004 relating to the 2003 financial statements and supplemental schedule of Rent-Way, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ Malin, Bergquist & Company, LLP

Erie, Pennsylvania
June 25, 2004